NATHANIEL ENERGY TERMINATES GASIFIER SUPPLY AND START-UP AGREEMENT


Englewood,  Colorado  -  July  2  /PRNewswire-FirstCall/  - -  Nathaniel  Energy
Corporation (OTC Bulletin Board: NECX-News) a leader in renewable energy announced that it has terminated the Gasifier Supply and Start-Up Agreement with L & R Energy, LLC ("L & R"), relating to the supply of two 1800 BHP Thermal CombustorsTM for a Refuse Derived Fuel project in Cologna Venetta, Italy.

Nathaniel Energy has terminated this agreement due to L & R's inability to provide Nathaniel Energy with adequate assurance of L & R's ability to perform under the agreement, including L & R's ability to pay Nathaniel Energy under the agreement, and numerous actions and inactions on L & R's part which Nathaniel Energy believes are breaches of the material and essential terms of the agreement.

Nathaniel Energy believes it has opportunities to place the two Thermal Combustors(TM), which were to be delivered under the agreement, with other customers, although it cannot assure that it will be able to reach any agreement to place these Thermal Combustors(TM). In that regard, Nathaniel Energy is continuing to construct the Thermal Combustors(TM), and anticipates having them complete by July 31, 2004.

Due to L & R's non-performance under the agreement, Nathaniel Energy has been rendered unable to complete construction and delivery of the Thermal Combustors(TM) under the time frame alloted under the agreement. Additionally, a Letter of Credit, under which Nathaniel Energy was to be assigned payment, expired on June 30, 2004.

In addition to terminating the agreement, Nathaniel Energy is considering its rights and remedies with respect to L & R's failure to provide adequate assurance of performance and L & R's breaches.

Whether or not Nathaniel Energy pursues its claims against L & R and other parties in connection with the termination of the Gasifier Agreement, we cannot predict if legal action will be commenced against us relating to our termination of the Gasifier Agreement, and if so, if we will prevail in such an action.

Nathaniel Energy (www.nathanielenergy.com) provides industry with an alternative energy comparable to that of fossil fuels. Its proprietary patented technology, the Thermal Combustor(TM), is a 2-stage gasification system designed to combust waste, biomass, tires and any other solid, carbon-based materials into inexpensive electrical and thermal energy, while exceeding the most stringent EPA and European Union regulations.

Certain information contained in this press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be

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deemed to have been made in this press release or which are otherwise made by or on behalf of us. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as
"may",  "will",  "expect",  "believe",  "explore",   "consider",   "anticipate",
"intend", "could", "estimate",  "plan", or "continue" or the negative variations
of  those   words  or   comparable   terminology   are   intended   to  identify
forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties associated with:

- Risks that we may not prevail in any litigation that may arise in relation to the termination of the Gasifier Agreement with L & R.
- Our ability to place the two Thermal Combustors which were to be delivered under the Gasifier Agreement with other customers.
-    Risks related to dependency on a small number of customers.
-    Our ability to satisfy our customers' expectations.
-    Our ability to employ and retain qualified management and employees.
-    Changes in government  regulations which are applicable to our business.
- Changes in the demand for our products and services, including the impact from changes in governmental regulation and funding for alternative energy.
-    Our ability to generate sufficient cash to pay our creditors.
- Operating hazards relating to our gas business, tire shredding business and Thermal Combustor(TM)business.
-    Potential mechanical failure of our plants or products.
- Disruption in the economic and financial conditions primarily from the impact of terrorist attacks in the United States and overseas, threats of future attacks, police and military activities and other disruptive worldwide political events.

We are also subject to other risks detailed from time to time in our Securities and Exchange Commission filings. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

For further information, please contact: Press, Dan Smith, +1-267-767- 5336, dsmith@nathanielenergy.com, or Investor Relations, Tami Kamarauskas, +1-815-726-8720, tkamarauskas@nathanielenergy.com, both of Nathaniel Energy Corporation.